SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2007

Public Service Company of Colorado
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

001-3280	84-0296600
(Commission File Number)	(IRS Employer Identification No.)

1225 17th St., Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-571-7511

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Background

On June 19, 2007, a settlement in principle was reached between Xcel Energy and representatives of the United States government concerning a tax dispute related to corporate-owned life insurance (COLI) policies purchased on the lives of Public Service Company of Colorado (PSCo) employees.  PSCo is a wholly owned subsidiary of Xcel Energy.  PSR Investments, Inc. (PSRI), a wholly owned subsidiary of PSCo, owns and manages these COLI life insurance policies.

As previously reported, most recently in our Form 10-K for the year ended Dec. 31, 2006 and Form 10-Q for the quarter ended March 31, 2007, in April 2004, Xcel Energy filed suit against the government in the United States District Court for the District of Minnesota to establish its right to deduct the interest expense that had accrued during tax years 1993 through 1994 on policy loans related to the COLI policies.

The IRS subsequently sent statutory notices of deficiency to Xcel Energy for tax years 1995-2002.  Xcel Energy timely filed Tax Court petitions challenging the denial of the COLI interest expense deductions for those years.  PSRI also continued to take deductions for interest expense on policy loans for subsequent years.  The total exposure for the tax years in dispute and through 2007 is approximately $583 million, which includes income tax, interest and potential penalties.

Proposed Settlement in Principle

Under the terms of the proposed settlement, Xcel Energy would pay the IRS $64.4 million (or approximately $56 million, net, after tax) in full settlement of all of the government’s claims for additional tax, penalties, and interest relating to these COLI plans for tax years 1993-2007.

Xcel Energy would further agree to claim no additional loan interest expense deductions resulting from its COLI plans for any tax year after 2007 and to surrender its policies following written acceptance of the offer by the government.  The government would permit Xcel Energy to surrender the policies without incurring any tax liability on any gain from that surrender.

This settlement in principle requires final approval by Xcel Energy’s board of directors, the IRS and the Department of Justice Tax Division.  There is no guarantee that such approvals will be obtained.  Among other things, the settlement process requires Xcel Energy to submit a written settlement offer setting forth these basic terms and for the Department of Justice Tax Division and the IRS to review that offer before they decide to accept or reject it.  Xcel Energy is in the process of submitting that offer to the government.  It is expected that a decision on the settlement will be reached during Xcel Energy’s third quarter of 2007.

The case was set for trial beginning on July 23, 2007.  The parties have agreed to strike the case from the trial calendar to permit the submission and review of this settlement offer.

As a result of this proposed settlement in principle, Xcel Energy expects the earnings from PSRI and the settlement costs will be accounted for as discontinued operations.  For 2007, the net amount to be recorded as discontinued operations is estimated to range from a loss of approximately $35 million to a loss of approximately $45 million.

Item 7.01  Regulation FD Disclosure

2007 Earnings Guidance

In 2007, PSRI was projected to provide an EPS contribution of $0.05 per share.  These earnings represented the net impact of tax benefit associated with the COLI program of $0.11 per share and other expenses associated with the COLI program of $0.06 per share.  As a result of the settlement, which will allow PSRI to unwind the COLI program in a tax efficient manner, PSRI will no longer receive a tax benefit associated with COLI or incur the costs of the COLI program.  The earnings from PSRI and the COLI settlement costs are expected to be accounted for as discontinued operations, as reflected in the table below.

Xcel Energy’s 2007 diluted earnings per share and key assumptions, taking into account the proposed COLI settlement, are detailed in the following table.

2007 EPS Range
Utility operations	$1.45 - $1.55
Holding company financing costs and other	$(0.15)
Xcel Energy Continuing Operations	$1.30 - $1.40

Discontinued operations – PSRI earnings	$0.03 - $0.05
Discontinued operations - COLI settlement	$(0.13)
Total Discontinued operations – COLI	$(0.10) - $(0.08)

Total Xcel Energy	$1.20 - $1.32

Key Assumptions for 2007:

•                  Normal weather patterns are experienced during the year;

•                  SPS Texas electric rate case settlement is approved;

•                  No material incremental accruals related to the SPS regulatory proceedings;

•                  Reasonable rate recovery in the Minnesota  natural gas rate case;

•                  Weather-adjusted retail electric utility sales grow by approximately 1.4 percent to 2.0 percent;

•                  Weather-adjusted retail firm natural gas sales grow by approximately 1.0 percent to 2.0 percent;

•                  Short-term wholesale and commodity trading margins are within a range of $15 million to $25 million;

•                  Capacity costs at NSP-Minnesota and SPS are projected to increase approximately $35 million.  Capacity costs at PSCo are expected to be recovered under the PCCA;

•                  Utility operating and maintenance expenses increase between 2 percent and 3 percent;

•                  Depreciation expense increases approximately $35 million to $45 million;

•                  Interest expense increases approximately $30 million to $35 million;

•                  Allowance for funds used during construction-equity increases approximately $17 million to $23 million;

•                  The COLI settlement is approved by the Department of Justice Tax Division and the IRS;

•                  The effective tax rate for continuing operations is approximately 32 percent to 35 percent; and

•                  Average common stock and equivalents total approximately 433 million shares.

Except for the historical statements contained in this report, the matters discussed in the following discussion and analysis are forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including the availability of credit and its impact on capital expenditures and the ability of Xcel Energy and its subsidiaries to obtain financing on favorable terms; business conditions in the energy industry; actions of credit rating agencies; competitive factors, including the extent and timing of the entry of additional competition in the markets served by Xcel Energy and its subsidiaries; unusual weather; effects of geopolitical events, including war and acts of terrorism; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rates or have an impact on asset operation or ownership; structures that affect the speed and degree to which competition enters the electric and natural gas markets; costs and other effects of legal and administrative proceedings, settlements, investigations and claims; actions of accounting regulatory bodies; and the other risk factors listed from time to time by Xcel Energy in reports filed with the Securities and Exchange Commission (SEC), including Risk Factors in Item 1A and Exhibit 99.01 of Xcel Energy’s Annual Report on Form 10-K for the year ended Dec. 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Public Service Company of Colorado
(a Colorado Corporation)

/s/ BENJAMIN G.S. FOWKE III
Benjamin G.S. Fowke III
Vice President and Chief Financial Officer
June 20, 2007